UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 3, 2006 (June 29, 2006)

THERAGENICS CORPORATION®
(Exact name of registrant as specified in charter)

Delaware	000-15443	58-1528626
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5203 Bristol Industrial Way
Buford, Georgia 30518
(Address of principal executive offices / Zip Code)

(770) 271-0233
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On June 29, 2006, Theragenics Corporation amended its $40 million Credit Facility with Wachovia Bank. Material provisions of the amendment include extension of the maturity date of the Credit Facility to October 31, 2009 and modification of certain financial covenants. The above description is a summary of the material terms of the Third Amendment.  This description is qualified by reference to the full text of the Third Amendment, which is attached as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1
Third Amendment to Credit Agreement by and among Theragenics Corporation, C.P. Medical Corporation, and Wachovia Bank, National Association, successor by merger to SouthTrust Bank, dated June 29, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THERAGENICS CORPORATION
(Registrant)

Dated: July 3, 2006	By: /s/ M. Christine Jacobs
M. Christine Jacobs
Chief Executive Officer

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